UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On August 19, 2013 (the “Closing Date”), we entered into a Credit Agreement with certain other parties thereto from time to time (collectively, the “Lenders’) and Morgan Stanley Capital Group Inc. (“Morgan Stanley”), as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The Credit Agreement provides for senior secured term loan facilities in an aggregate amount of up to $200,000,000 (collectively, the “Credit Facility”), comprised of (i) a term loan made on the Closing Date in the principal amount of $68,000,000 (the “Initial Tranche A Loan”), (ii) subject to our request therefor and the satisfaction of certain conditions, including those described below, among other conditions set forth in the Credit Agreement, an additional term loan to be made on or before October 31, 2013 in the maximum principal amount not to exceed $40,000,000 (the “Spyglass Tranche A Loan;” and, together with the Initial Tranche A Loan, the “Tranche A Loans”), and (iii) an uncommitted term loan in the maximum amount not to exceed $92,000,000 (the “Tranche B Loan;” and, together with the Tranche A Loans, the “Loans”), which Tranche B Loan availability is subject to (a) the Tranche A Loans being funded in full, (b) our request therefor, (c) the sole and absolute discretionary approval of the Lenders thereof, and (d) the satisfaction of certain conditions set forth in the Credit Agreement, in each case with a maturity date of August 17, 2018 (the “Maturity Date”).

On the Closing Date, we used (i) approximately $18,000,000 of the Initial Tranche A Loan to retire and pay in full our existing swap facility with Macquarie Bank Limited (“MBL”) and the obligations thereunder in accordance with the terms of our agreements with MBL, which we entered into in December 2012, and (ii) approximately $43,500,000 of the Initial Tranche A Loan to pay (a) certain of our existing obligations in the amount of approximately $41,000,000 and (b) fees and expenses associated with the Credit Facility in the amount of approximately $2,500,000. We plan to use the remaining proceeds of the Initial Tranche A Loan for working capital and general corporate purposes and for expenditures in connection with our United States-based oil and gas properties and the oil and gas properties of our wholly-owned U.S. subsidiary, AMZG, Inc. (our “U.S. Subsidiary”), including, without limitation, to finance the acquisition, exploration, development, maintenance, and production of such oil and gas properties.

We plan to use the Spyglass Tranche A Loan, if made, to finance a majority of the purchase price in connection with the potential purchase of certain additional interests (the “Spyglass Oil and Gas Properties”) in the Spyglass Project area (the “Spyglass Transaction”) by us and our U.S. Subsidiary under the Purchase and Sale Agreement among us, our U.S. Subsidiary, Next Era Energy Gas Producing, LLC, and USG Properties Bakken I, LLC (the “Spyglass PSA”). Among other conditions set forth in the Credit Agreement, the obligation of the Lenders to make the Spyglass Tranche A Loan upon our request therefor is subject to the satisfaction of certain conditions relating to the Spyglass Transaction documents, the Spyglass Oil and Gas Properties, and our financial condition, including, without limitation, the following: (i) the aggregate adjusted purchase price of the Spyglass Oil and Gas Properties pursuant to the Spyglass PSA at the closing thereof must be no greater than $45,300,000, (ii) the Administrative Agent must be satisfied with the title to the Spyglass Oil and Gas Properties and that, after giving effect to the Spyglass PSA, we will own a working interest in the oil and gas leases constituting such Spyglass Oil and Gas Properties of no greater than, and a net revenue interest in such leases of no less than, percentages satisfactory to the Administrative Agent, (iii) before and after giving effect to our borrowing of the Spyglass Tranche A Loan and before and after giving effect to the Spyglass Transaction documents and the effectiveness thereof (a) liquid investments held by us in accounts subject to the deposit account control agreement with the Administrative Agent and our depository bank total an amount of at least $33,000,000 and (b) our working capital totals an amount of at least $33,000,000, and (iv) we will have entered into hedge transactions with respect to the Spyglass Oil and Gas Properties satisfactory to the Administrative Agent.

We plan to use the Tranche B Loan, if made, for working capital and general corporate purposes and for expenditures in connection with our United States-based oil and gas properties and the oil and gas properties of our U.S. Subsidiary, including, without limitation, to finance the acquisition, exploration, development, maintenance, and production of such oil and gas properties.

On the Closing Date, we executed a Promissory Note in favor of Morgan Stanley in the principal amount of up to $200,000,000 (the “Promissory Note”), evidencing our indebtedness resulting from Loans that may be owing from time to time under the Credit Agreement.

Interest Rate

Borrowings under the Credit Agreement will bear interest at a variable rate, ranging from approximately 5.50% to 10.50%. The variable interest rate is based primarily on the ratio of our proved developed and producing reserves to our debt for a given period. As of the closing on the Closing Date, the applicable variable interest rate on the Credit Facility was 10.50%. More specifically, principal amounts outstanding on each Loan will bear interest at a rate per annum equal at all times during successive three-month interest periods for such Loan to the sum of (i) the greater of (x) the Eurodollar rate for such interest period and (y) 1.00% plus (ii) an applicable margin in effect from time to time ranging from 4.50% to 9.50%. The applicable margin, which is set forth in a “pricing grid” in the Credit Agreement, is based primarily on the ratio of (a) the value of proved developed reserves expected to be produced from our and our Subsidiaries’ (as defined below) collective oil and gas properties (the “PV9 Value”) to (b) the aggregate outstanding principal amount of all Loans at a given time plus the accrued but unpaid Closing Fee (as defined below) at such time. During an event of default under the Credit Agreement, the outstanding amount of indebtedness under the Credit Agreement will bear interest at a rate per annum equal to 11.50% plus the greater of the Eurodollar rate and 1.00%.

2

Fees

We will pay the Administrative Agent a commitment fee in an amount equal to 2% per annum of the aggregate daily unused amount of the Credit Facility; however, we are not required to pay any commitment fee on the unused amount of the Tranche B Loans until such time, if any, as we make a request for such Tranche B Loans and the Lenders make a commitment to make such Tranche B Loans (the “Tranche B Commitment”). In that event, a commitment fee will also accrue on the aggregate unused amount of such Tranche B Commitment.

We will pay the Administrative Agent an upfront fee in an amount equal to 3.50% of the aggregate Tranche A Loans commitment as of the Closing Date (the “Closing Fee”); however, if the aggregate of the Tranche A Loans made to us under the Credit Agreement is less than $108,000,000, the Closing Fee will be an amount equal to (a) 3.50% of the sum of all Tranche A Loans made under the Credit Agreement and (b) 2% of the unused Tranche A Loans as of October 31, 2013. The Closing Fee is due and payable on July 31, 2014. At the election of the Administrative Agent, the Closing Fee is payable (i) in cash, (ii) by the issuance to the Administrative Agent of five-year warrants (“Warrants”), initially exercisable for a price of a penny per share for such number of shares of our Common Stock that have an aggregate value equal to the amount of cash the Administrative Agent elected not to receive under (i) above, or (iii) a combination of cash and Warrants. The value of the shares of our Common Stock issuable upon exercise of the Warrants will be a 20% premium over the average of the closing bid and asked prices of our Common Stock as officially reported on the OTC Bulletin Board over the 30-trading-day period ending on the business day immediately prior to the Closing Date, which, on a per-share basis, was approximately $2.06 (including the 20% premium). We also agreed to pay the Administrative Agent a fee in an amount equal to 3.50% of any increase in the Tranche B Commitment above the previous highest amount, which fee will be due and payable on the date, if any, the Lenders agree to provide the Tranche B Commitment.

Amortization and Prepayment

On the last business day of each month, we will pay the Administrative Agent the greater of (i) a six-month roll forward amortization amount divided by six, which six-month roll forward amortization amount is calculated based upon the difference between (x) the aggregate outstanding principal amount of all Loans on the calculation date plus the accrued but unpaid Closing Fee and (y) the projected present value of proved developed reserves projected to be produced from our and our Subsidiaries’ collective oil and gas properties as of the date six months in the future divided by an applicable factor that ranges from 1.20 to 1.50 and (ii) $390,000, in the event the aggregate amount of the Tranche A Loans made to us does not exceed $68,000,000, or $600,000, in the event the aggregate amount of the Tranche A Loans made to us exceeds $68,000,000. The outstanding principal amounts of the Loans, together with all accrued interest thereon, are due on the Maturity Date.

We may prepay the Loans from time to time, subject to the payment to the Administrative Agent, with certain limited exceptions, of (i) a prepayment premium of (x) 3% of the prepaid amount, if prepaid at any time before August 19, 2015, and (y) 1% of the prepaid amount, if prepaid at any time on or after August 19, 2015, but prior to August 19, 2016, (ii) a make-whole premium in the event of a prepayment occurring on or before August 19, 2014, with such premium equal to the interest payments that would have been paid on the principal amount of the Loans so prepaid, if such principal amount had been outstanding from the date of prepayment until August 19, 2014 and the applicable margin would have been 9.50%, less all interest payments made to the date of such prepayment, and (iii) customary “breakage costs.” No prepayment premium described in clause (i) above will be due if we prepay the Loans at any time on or after August 19, 2016.

In the event that (a) on or before January 1, 2015, either Brad Colby is no longer our President and Chief Executive Officer or Tom Lantz is no longer our Chief Operating Officer or either of them is incapacitated for a specified period of time, (b) after January 1, 2015, either Brad Colby is no longer our President and Chief Executive Officer or Tom Lantz is no longer our Chief Operating Officer or either of them is incapacitated for a specified period of time and Messrs. Colby or Lantz, as the case may be, are not replaced by another qualified person satisfactory to the Administrative Agent within ninety 90 days of such event, (c) we no longer own all of the equity interests in our U.S. Subsidiary (or any other domestic subsidiary of ours that may be formed) or no longer own 50% of all of the equity interest in each of our foreign subsidiaries, (d) a person or group acquires more than 50% of our equity, or (e) we cease to be a listed company on the OTCQX U.S. marketplace administered by OTC Markets Group Inc. (and our Common Stock is not otherwise quoted on any other tier of the OTC Markets Group Inc.) and is not otherwise a listed company on a “national securities exchange” registered with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, then the Lenders may declare all indebtedness under the Credit Agreement to be due and payable on a date no earlier than 30 days after notice from the Administrative Agent thereof. Upon the occurrence of such event, we will be required to pay all of such indebtedness, together with any applicable prepayment premium and make whole premium.

3

In the event that (a) the PV9 Value is reduced by more than $1,000,000 in any 12-month period as a result of dispositions of any of our oil and gas properties or those of any of our Subsidiaries that have a positive value and the occurrence of certain specified events with respect to a hedge position or hedge transaction, (b) we sell and issue any of our equity to non-affiliates on or after August 19, 2014 (excluding sales and issuances to our officers, directors, and employees), or (c) we or any of our Subsidiaries incur any debt (other than permitted debt), then we are required to pay to the Administrative Agent (i) in the case of a transaction described in clause (b) of this paragraph, 25% of the net cash proceeds attributable thereto and (ii) in all other cases, 100% of the net cash proceeds attributable thereto.

Security Instruments and Guaranty

Pursuant to a Pledge and Security Agreement, dated as of the Closing Date (the “Security Agreement”), among us, our U.S. Subsidiary, our wholly-owned Canadian subsidiaries, EERG Energy, ULC and AEE Canada Inc. (collectively, with our U.S. Subsidiary, our “Subsidiaries”), and the Administrative Agent, for the benefit of the secured parties under the Credit Agreement (collectively, the “Secured Parties”), all of our obligations under the Credit Agreement are secured by a first-priority lien and security interest in (i) substantially all of our assets and those of our Subsidiaries and (ii) all of the equity interests in each Subsidiary.

Pursuant to a Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Fixture Filing, As-Extracted Collateral Filing, Financing Statement and Assignment of Production, dated as of the Closing Date (the “Mortgage”), to be filed in the Counties of Divide and Williams, North Dakota, and the Counties of Daniels, Richland, Sheridan, and Roosevelt, Montana, by us and our U.S. Subsidiary, for the benefit of the Administrative Agent and on behalf of the Secured Parties, all of our obligations under the Credit Agreement and all of our or any of our Subsidiary’s obligations under any of the other loan documents entered into in connection with the Credit Facility are secured by a mortgage, assignment, lien, and security interest in substantially all of our and our U.S. Subsidiary’s real and personal property.

Pursuant to a Guaranty Agreement, dated as of the Closing Date (the “Guaranty”), by each of our Subsidiaries, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, all of our obligations under the Credit Agreement are unconditionally guaranteed by each of our Subsidiaries.

Representations, Warranties, Covenants, and Events of Default

The Credit Agreement contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, and certain conditions that are customarily required for similar financings. The affirmative covenants, among other things, require us to undertake various reporting requirements and require us and our Subsidiaries to enter into certain hydrocarbon hedge transactions and interest hedge agreements. The negative covenants restrict or limit the ability of us and our Subsidiaries, among other things, to incur indebtedness; create liens on assets; engage in certain fundamental corporate changes or changes to our business activities; make investments; sell or otherwise dispose of assets; engage in sale-leaseback or certain hedging transactions; repurchase stock, pay dividends, or make similar distributions; repay other certain indebtedness; engage in certain affiliate transactions; or enter into agreements that restrict our ability to create liens, pay dividends, or make loan repayments.

In addition, we may not permit the ratio, as determined on the last day of each fiscal quarter beginning with the fiscal quarter ending March 31, 2014, of (a) all debt (excluding trade payables) of us and our Subsidiaries to (b) the consolidated EBITDAX of us and our Subsidiaries for the four fiscal-quarter-period then ending on such date, to be greater than (i) 5.00-to-1.00 for any fiscal quarter ending during period of January 1, 2014 until December 31, 2014, (ii) 4.50-to-1.00 for any fiscal quarter ending during the period of January 1, 2015 until December 31, 2015, (iii) 4.00-to-1.00 during the period of January 1, 2016 until December 31, 2016, (iv) 3.50-to-1.00 for any fiscal quarter ending during the period of January 1, 2017 until December 31, 2017, and (v) 3.25-to-1.00 for any fiscal quarter ending during the period of January 1, 2018 until the Maturity Date. We also must maintain, as of the last day of each fiscal quarter, a current ratio of current assets to current liabilities of at least 1.00-to-1.00.

The Credit Agreement also contains customary events of default that include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and the Spyglass Transaction documents, events constituting a change of control, and failure of title with respect to oil and gas properties. The occurrence of an event of default could result in, among other things, the termination of commitments under the Credit Facility and the declaration that all outstanding Loans are due and payable in whole or in part.

4

Other Related Matters

The foregoing summary of the Credit Agreement, the Promissory Note, the Security Agreement, the Mortgage, the Guaranty, and the Warrants is not complete and is qualified in its entirety by reference to the Credit Agreement, the Promissory Note, the Security Agreement, the Mortgage, the Guaranty, and the form of Warrant, copies of which are filed as exhibits to this Current Report on Form 8-K.

The representations, warranties, and covenants contained in the Credit Agreement, the Promissory Note, the Security Agreement, the Mortgage, and the Guaranty were made, and, in the case of the Warrants, if granted, will be made, solely for purposes of such documents and as of specific dates, were made, and, in the case of the Warrants, if granted, will be made, solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Agreement and such other documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Our stockholders are not third-party beneficiaries under the Credit Agreement, the Promissory Note, the Security Agreement, the Mortgage, the Guaranty, or the Warrants and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of us or any of our Subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, the Promissory Note, the Security Agreement, the Mortgage, the Guaranty, and the Warrants, if granted, which subsequent information may or may not be fully reflected in our public disclosures.

Item 1.02 Termination of a Material Definitive Agreement.

On August 19, 2013, in connection with our entry into the Credit Agreement, the following agreements were terminated and superseded by the Credit Agreement, the Promissory Note, the Security Agreement, the Mortgage, the Guaranty, and certain other loan documents entered into in connection with the Credit Facility: (i) the ISDA Master Agreement by and among us, our U.S. Subsidiary, and MBL, dated December 27, 2012, (ii) the Schedule to the 2002 ISDA Master Agreement by and among us, our U.S. Subsidiary, and MBL, dated December 27, 2012, (iii) the Commodity Swap Transaction Confirmation by and among us, our U.S. Subsidiary, and MBL, dated December 27, 2012, (iv) the Security Agreement by and among us, our U.S. Subsidiary, and MBL, dated December 27, 2012, and (v) the Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production and Revenue by and among us, our U.S. Subsidiary, and MBL, dated December 27, 2012. To the extent applicable, the information reported under Item 1.01 above is incorporated into this Item 1.02 by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosures of the material terms and conditions of the Credit Agreement, the Promissory Note, the Security Agreement, the Mortgage, the Guaranty, and the Warrants in Item 1.01 above are incorporated into this Item 2.03 by this reference.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On the Closing Date, we issued a press release announcing the closing under the Credit Facility. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

5

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

10.20	Credit Agreement, dated as of August 19, 2013, among American Eagle Energy Corporation, the lenders parties thereto, and Morgan Stanley Capital Group Inc., as administrative agent for such lenders.

10.21	Promissory Note by American Eagle Energy Corporation, dated as of August 19, 2013, payable to the order of Morgan Stanley Capital Group Inc. in the principal amount of $200,000,000.

10.22	Pledge and Security Agreement, dated as of August 19, 2013, among American Eagle Energy Corporation, AMZG, Inc., AEE Canada Inc., EERG Energy ULC, and Morgan Stanley Capital Group Inc.

10.23	Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Fixture Filing, As-Extracted Collateral Filing, Financing Statement and Assignment of Production, dated as of August 19, 2013, by American Eagle Energy Corporation, AMZG, Inc., and Morgan Stanley Capital Group Inc.

10.24	Guaranty Agreement, dated as of August 19, 2013, among AMZG, Inc., AEE Canada Inc., EERG Energy ULC, and Morgan Stanley Capital Group Inc.

10.25	Form of Warrant of American Eagle Energy Corporation.

99.1	Registrant’s Press Release, dated August 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2013	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley Colby
Bradley Colby
President and Chief Executive Officer

6